UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
September 12, 2019
Date of Report (Date of earliest event reported)
_____________________
Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HURN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 12, 2019, Diane E. Ratekin and Huron Consulting Group Inc. (the "Company") entered into a Transitional Retirement Agreement (the "Agreement") in connection with Ms. Ratekin's intention to retire as Executive Vice President, General Counsel and Corporate Secretary of the Company. To facilitate a smooth transition, Ms. Ratekin has agreed to continue to serve as Executive Vice President, General Counsel and Corporate Secretary until the date upon which the Company hires and appoints a successor General Counsel (the "Succession Date"), and then will serve as an advisor to the Board of Directors of the Company and the successor General Counsel until the later of (i) twelve months following the Succession Date, or (ii) December 31, 2020.
Pursuant to the Agreement, which supersedes the Senior Management Agreement dated January 1, 2017 (the "SMA") except as described in the Agreement, Ms. Ratekin will continue to receive all of her current compensation and benefits provided under the SMA until December 31, 2019.
Beginning January 1, 2020, Ms. Ratekin will continue to receive her current base salary, annual bonus (fixed at $200,000 in cash and $138,000 in restricted stock), and other welfare benefits and executive perquisites. Ms. Ratekin's annual bonus will be pro rated if her employment terminates after December 31, 2020. Ms. Ratekin will not be eligible for a 2020 performance stock unit ("PSU") grant for the 2020-2022 performance period, unless the Succession Date has not occurred by June 1, 2020, in which case Ms. Ratekin will receive a 2020 PSU grant based on the same terms and conditions of the PSUs granted to other senior executives of the Company for the 2020-2022 performance period.
All outstanding equity awards will continue to vest as provided under the terms of the Company's equity based incentive plans and any applicable award agreements and any stock options will remain exercisable for the balance of their terms. All PSUs for the 2017-2019 and 2018-2020 performance periods will vest based on the Company's actual performance and will be paid when and if paid to all other Company executives. The PSUs for the 2019-2021 performance period will be pro rated and will vest based on the Company's actual performance and will be paid when and if paid to all other Company executives.
The foregoing description of the terms of the Agreement does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the text of the Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this 5.02.
Item 9.01.        Financial Statements and Exhibits.
(d) Exhibits
10.1    Transitional Retirement Agreement by and between Huron Consulting Group Inc. and Diane E. Ratekin

101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	September 16, 2019	/s/ John D. Kelly
John D. Kelly
Executive Vice President, Chief Financial Officer, and Treasurer